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                                 EXHIBIT 23.1

                         Consent of Ernst & Young LLP








INDEPENDENT AUDITORS' CONSENT



        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Ribozyme Pharmaceuticals, Inc. 401(k) Salary Reduction Plan and Trust and the 1996 Stock Option Plan of Ribozyme Pharmaceuticals, Inc. of our report dated February 6, 1997, with respect to the financial statements of Ribozyme Pharmaceuticals, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                      /s/ ERNST & YOUNG LLP

Denver, Colorado

June 10, 1997